EX-99.23.a.v
                                   PAUZE FUNDS
                               AMENDMENT NO. 4 TO
                FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

     1. Pursuant to Section 7.3 of the First Amended and Restated Master Trust Agreement of the Pauze Funds, dated February 9, 1996, and effective upon the execution of this document, the undersigned, being a majority of the trustees of the Pauze Funds, hereby change the name of the "Pauze Short-Term U.S. Government Bond Fund" to the "Pauze U.S. Government Short Term Bond Fund" and hereby change the name of the "Pauze Intermediate Term U.S. Government Bond Fund" to the "Pauze U.S. Government Intermediate Term Bond Fund."

     2. This document shall have the status of an Amendment to said First Amended and Restated Master Trust Agreement, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

October 26, 1998

        /s/                                        /s/
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Philip C. Pauze                             Terence P. Smith


        /s/                                        /s/
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Paul J. Hilbert                             Gordon Anderson


        /s/
------------------------------------
Robert J. Pierce

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STATE OF MASSACHUSETTS       )
                             ) ss:
COUNTY OF SUFFOLK            )

     Before me, the undersigned, a Notary Public within and for the State of Massachusetts, personally appeared Philip C. Pauze, Terence P. Smith, Paul J. Hilbert, Gordon Anderson and Robert J. Pierce, known to me to be the persons whose name is subscribed to the within instrument, and acknowledged that the same was executed for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 26th day of October, 1998.

                                                  /s/
                                            ------------------------------------
                                            NOTARY PUBLIC
                                            Mary-Jane Traggs
                                            My Commission Expires 11/26/04